Exhibit 99.2

1	2019 Third Quarter Results
Prepared Remarks
August 7, 2019

Prepared Remarks
Nuance Third Quarter of Fiscal Year 2019
Prepared Remarks and Earnings Conference Call
We are providing these prepared remarks, in combination with the press release, to provide additional detail in advance of the quarterly conference call. These prepared remarks will not be read on the call.
The conference call will begin at 5:00 p.m. ET today. To participate, please access the live broadcast at http:/investors.nuance.com or dial (866) 393-4306 (US & Canada) or (734) 385-2616 (international) at least five minutes prior to start and reference code 4867239. A replay will be available approximately two hours after the call and can be accessed by dialing (855) 859-2056 (US & Canada) or (404) 537-3406 (international) and entering code 4867239.
Both these and the quarterly conference call remarks include certain forward-looking statements and non-GAAP financial measures. Please reference the “Safe Harbor and Forward-Looking Statements” section for important caveats with respect to forward-looking information, and the “Discussion of non-GAAP Financial Measures” and related Supplemental Financial Information for more details on our non-GAAP financial measures.

Q3 2019 Summary
The third quarter marked another strong quarter as we continued to deliver on our strategic initiatives and financial objectives. We exceeded our expectations for margins and earnings per share and delivered revenue near the high end of our guidance. We delivered solid performance across each of our strategic business segments. Enterprise and Automotive revenue each grew 8% year-over-year while Healthcare revenue grew 2%, despite the continued expected declines in our non-strategic HIM transcription and EHR implementation services.

We continue to benefit from favorable revenue mix shifts toward the cloud and our disciplined approach to expense management. We saw strong gross and operating margin expansion, primarily due to the continued revenue shift to Dragon Medical Cloud, expected declines in lower-margin HIM transcription, and lower operating expenses.

Consistent with our strategic plan and ongoing effort to drive transformation and simplification, we exited our non-core Subscription Revenue Services (SRS) business. The sale of our SRS operations was completed in July, allowing for a quicker exit than a wind-down and is a better outcome for Nuance and our customers.

We continued to make important progress on our Automotive spin. We assembled a senior management team, led by industry veteran CEO Sanjay Dhawan and CFO Mark Gallenberger, and a strong Board of Directors. Subsequent to the quarter end, we also announced the name of the new company, Cerence Inc. We are on track for an October 1, 2019 spin, and look forward to unlocking additional value for all stakeholders.

© 2019 Nuance Communications, Inc. All rights reserved

Exhibit 99.2

2	2019 Third Quarter Results
Prepared Remarks
August 7, 2019

Finally, consistent with our approach to capital allocation, we repurchased 1.7 million shares during the quarter. This brings our total share repurchase to 7.8 million shares in the first nine months of fiscal 2019, or 2.7% of shares outstanding as of September 30, 2018.

We are pleased with the execution of our strategic plan and remain confident in our outlook for the year. As a result, we are increasing the mid-point of our operating margin and earnings per share guidance, while maintaining the mid-point of our full-year revenue guidance. Additionally, we remain confident in our Dragon Medical cloud annual recurring revenue (ARR) guidance of $245 million to $255 million, which represents an increase of approximately 35% year over year. More details on guidance can be found on page 13.

Q3 2019 Reporting and Presentation

As a reminder, we adopted the new ASC 606 revenue recognition standard using the modified retrospective approach, effective October 1, 2018. Under this adoption methodology, we do not recast our historical financials for the provisions of ASC 606. ASC 606 financial results are presented, but we also include ASC 605 financial results to help investors understand relevant year over year comparisons. Beginning October 1, 2019, with a full year of historical ASC 606 comparative results available, we will transition our reporting to an ASC 606 basis only.

Additionally, as previously announced, we closed the sale of the Imaging business to Kofax on February 1, 2019 and now present the Imaging results and related gain on the sale of the business within discontinued operations. The net results of the discontinued operations are presented as a single line item on our consolidated statement of operations and cash flows. The historical assets and liabilities of the discontinued operations have been combined into assets and liabilities held for sale line items in each of the current and long-term sections of the consolidated balance sheets. Our financial statements enable investors to clearly distinguish profits, cash flows, assets and liabilities of continuing operations from activities that have been discontinued.

Unless otherwise stated in this document, the financial results and relevant metrics, guidance ranges, year over year financial comparisons, and trends are presented for continuing operations only.

© 2019 Nuance Communications, Inc. All rights reserved

Exhibit 99.2

3	2019 Third Quarter Results
Prepared Remarks
August 7, 2019

Q3 2019 Summary of GAAP and Non-GAAP Financial Results
under ASC 606 and 605

ASC 606 Q3 19 Results

Table: ASC 606 Q3 19 Results on Continuing Operations

($ in millions except earnings per share)	ASC 606 Continuing Operations
	Q1 2019	Q2 2019	Q3 2019
GAAP Revenue	$493.7	$409.6	$449.2
Non-GAAP Revenue	$495.2	$411.2	$451.0
GAAP Gross Profit	$280.2	$228.0	$258.5
Gross Margin %	56.8%	55.7%	57.5%
Non-GAAP Gross Profit	$299.3	$244.6	$277.3
Gross Margin %	60.4%	59.5%	61.5%
GAAP Operating Income	$49.6	$5.3	$38.5
GAAP Operating Margin	10.0%	1.3%	8.6%
Non-GAAP Operating Income	$142.8	$87.9	$125.9
Non-GAAP Operating Margin	28.8%	21.4%	27.9%
GAAP Net Income	$17.7	($20.7)	$9.3
Non-GAAP Net Income	$95.4	$57.3	$84.0
GAAP EPS	$0.06	($0.07)	$0.03
Non-GAAP Diluted EPS	$0.33	$0.20	$0.29
* Change in dollars, percentage and basis points calculated using actual results. May not add due to rounding for table presentation purposes.

Under ASC 606, Q3 19 GAAP revenue was $449.2 million and GAAP earnings per share were $0.03. Q3 19 non-GAAP revenue was $451.0 million, up sequentially by $40 million due to the timing of large term license deals. Under ASC 606, Q3 19 non-GAAP earnings per share from continuing operations were $0.29.

© 2019 Nuance Communications, Inc. All rights reserved

Exhibit 99.2

4	2019 Third Quarter Results
Prepared Remarks
August 7, 2019

ASC 605 Q3 19 Results

Table: Q3 19 Financial Results

($ in millions except earnings per share)
	ASC 605 Continuing Operations
	Q3 2018	Q3 2019	Change*
ASC 605 Revenue	$449.4	$458.3	$8.9
Non-GAAP Revenue	$451.8	$460.2	$8.4
% Recurring Revenue	76%	77%	100 bps
Organic Revenue	$446.3	$459.8	$13.5
% Growth	0%	3%
GAAP Gross Profit	$248.1	$262.4	$14.3
Gross Margin %	55.2%	57.2%	200 bps
Non-GAAP Gross Profit	$270.3	$281.2	$10.9
Gross Margin %	59.8%	61.1%	130 bps
GAAP Operating Income	$21.1	$40.7	$19.6
GAAP Operating Margin	4.7%	8.9%	420 bps
Non-GAAP Operating Income	$105.9	$128.2	$22.3
Non-GAAP Operating Margin	23.4%	27.9%	440 bps
GAAP Net Income	($20.7)	$12.2	$32.9
Non-GAAP Net Income	$64.0	$88.9	$24.8
GAAP EPS	($0.07)	$0.04	$0.11
Non-GAAP Diluted EPS	$0.22	$0.31	$0.09
Cash Flow from Operations	$91.7	$93.6	$1.9
% non-GAAP Net Income	143%	105%	(3800) bps
Change in dollars, percentage and basis points calculated using actual results. May not add due to rounding for table presentation purposes

Under ASC 605, Nuance delivered revenue near the high end of our guidance range and earnings per share above the high end of our guidance range. This is the result of better than expected revenue performance in Enterprise and favorable expense management. Enterprise revenue strength came from higher cloud transactional volumes and services. Overall Healthcare and Automotive revenues were in line with expectations.

© 2019 Nuance Communications, Inc. All rights reserved

Exhibit 99.2

5	2019 Third Quarter Results
Prepared Remarks
August 7, 2019

Revenue

•	ASC 605 revenue increased 2% year over year.

•
Non-GAAP revenue of $460.2 million increased 2% on an as reported basis and 3% on an organic basis year over year. This was due to continued growth in Dragon Medical, Enterprise and Automotive cloud businesses; offset in part by the continued wind-down of our Other segment, as well as expected declines in our non-strategic HIM transcription and EHR implementation services businesses.

•	Organic revenue grew 4% in constant currency, as revenues were negatively impacted by a strengthening U.S. dollar.

Table: Non-GAAP Revenue by Type and as a Percentage of Total Non-GAAP Revenue

($ in millions)	Q1	Q2	Q3	Q4	FY	Q1	Q2	Q3
	2018	2018	2018	2018	2018	2019	2019	2019
Hosting	$186.3	$195.4	$191.7	$202.5	$775.8	$212.0	$213.4	$207.1
% of Revenue	41%	42%	42%	42%	42%	46%	47%	45%
Maintenance & Support	$64.6	$62.4	$63.1	$62.8	$252.9	$60.9	$60.5	$62.1
% of Revenue	14%	13%	14%	13%	14%	13%	13%	13%
Perpetual Product and Licensing	$47.3	$48.7	$48.7	$72.1	$216.8	$53.6	$47.0	$43.9
% of Revenue	10%	10%	11%	15%	12%	12%	10%	10%
Recurring Product and Licensing	$82.1	$83.8	$85.0	$85.2	$336.0	$82.4	$77.9	$84.1
% of Revenue	18%	18%	19%	18%	18%	18%	17%	18%
Professional Services	$72.9	$79.1	$63.3	$59.5	$274.8	$56.8	$52.2	$63.0
% of Revenue	16%	17%	14%	12%	15%	12%	12%	14%
Total Non-GAAP Revenue	$453.2	$469.4	$451.8	$482.1	$1,856.5	$465.7	$451.0	$460.2
Total Recurring Revenue*	$337.2	$345.7	$343.9	$353.9	$1,380.6	$358.3	$354.4	$355.9
Recurring % of Total Non-GAAP Revenue	74%	74%	76%	73%	74%	77%	79%	77%
Total non-GAAP recurring revenue is the sum of hosting, maintenance and support, recurring product and licensing, as well as the portion of non-GAAP professional services revenue delivered under ongoing subscription contracts. Non-GAAP recurring product and licensing revenue comprises term-based and ratable licenses as well as revenue from royalty arrangements. Recurring revenue is an operating metric based on revenue streams presented on ASC 605 basis for all periods presented.

In Q3 2019, we saw the following year over year trends in revenue types:

•
Hosting revenue grew 8%, representing 45% of revenue, driven by growth in Dragon Medical cloud, Enterprise Omni-Channel cloud, and Automotive connected offerings, offset in part by continued declines in our HIM transcription business and the wind-down activities in our Other segment.

•
Maintenance and Support revenue declined by $1.0 million, primarily as a result of the continuing shift from Dragon perpetual licenses to our Dragon Medical cloud offering, somewhat offset by strength in our Enterprise business.

© 2019 Nuance Communications, Inc. All rights reserved

Exhibit 99.2

6	2019 Third Quarter Results
Prepared Remarks
August 7, 2019

•	Perpetual Product and Licensing revenue declined $4.8 million, primarily due to a drop in our Enterprise and Healthcare license revenues.

•	Recurring Product and Licensing revenue declined 1%, in large part due to the continued wind-down of our Other segment.

•	Professional Services revenue declined by $0.3 million, primarily due to the reduction in EHR implementation services, partially offset by growth in Enterprise professional services.

Recurring Revenue

•
Recurring revenue was $355.9 million, up 3.5% year over year and representing 77% of total revenue. The recurring revenue growth was driven by Dragon Medical cloud, Enterprise Omni-Channel cloud and Automotive connected offerings, offset in part by continued declines in our HIM transcription business and the wind-down activities of our Other segment.

Gross Margin

•	GAAP gross margin was 57.2%, an increase of 200 basis points year over year.

•
Non-GAAP gross margin was 61.1%, an increase of 130 basis points year over year, primarily due to revenue mix shifts in our Healthcare segment where we experienced strong growth in Dragon Medical cloud, combined with an expected decline in our HIM transcription business.

Operating Expenses and Operating Margin

•	GAAP operating expenses were $221.6 million, compared to $227.0 million one year ago. GAAP operating margin was 8.9%, compared to 4.7% one year ago.

•
Non-GAAP operating expenses were $153.0 million, down from $164.4 million one year ago due to the benefits of our cost savings program initiated at the beginning of fiscal year 2019 as well as continued disciplined expense management. Non-GAAP operating margin was 27.9%, an increase of 440 basis points year over year due to the gross margin dynamics noted above and from lower operating expenses, primarily driven by an acceleration of our cost savings initiative which outpaced the ramp-up of our strategic investments.

Table: Non-GAAP Operating Profit

($ in millions)	Q1	Q2	Q3	Q4	FY	Q1	Q2	Q3
	2018	2018	2018	2018	2018	2019	2019	2019
Operating Profit	$108.4	$113.7	$105.9	$141.7	$469.7	$132.9	$123.3	$128.2
Operating Profit Margin	23.9%	24.2%	23.4%	29.4%	25.3%	28.5%	27.3%	27.9%

© 2019 Nuance Communications, Inc. All rights reserved

Exhibit 99.2

7	2019 Third Quarter Results
Prepared Remarks
August 7, 2019

Interest Expense

•	GAAP net interest expense was $24.6 million in Q3 19, down $6.8 million year over year.

•
Non-GAAP net interest expense was $12.3 million in Q3 19, down $7.2 million year over year. The decrease reflects the lower interest expense due to the recent repayment activity of our high yield bonds, including the repayment of $150 million in September 2018, as well as $300 million in March 2019 related to the use of proceeds from the Imaging sale.

Provision for Income Taxes

•	GAAP provision for income taxes was $7.1 million, compared to $9.6 million one year ago.

•	Non-GAAP provision for income taxes was $28.3 million, representing a non-GAAP effective tax rate of 24.1%, compared to $21.7 million one year ago, representing a non-GAAP effective tax rate of 25.3%.

•	Q3 19 cash taxes were $7.9 million, compared to $7.5 million one year ago.

Earnings Performance

•	Q3 19 GAAP earnings per share from continuing operations were $0.04, compared to ($0.07) per share one year ago.

•
Q3 19 Non-GAAP earnings per share from continuing operations were $0.31, up from $0.22 one year ago due to the gross margin, operating expense, and net interest dynamics noted earlier, combined with the benefits of our share repurchase program.

Cash Flow from Operations (CFFO)

Table: Cash Flow from Operations

($ in millions)	Q1 2018	Q2 2018	Q3 2018	Q4 2018	FY 2018	Q1 2019	Q2 2019	Q3 2019
Cash Flow from Continuing Operations	$68.3	$97.4	$91.7	$134.8	$392.3	$87.6	$111.6	$93.6
Cash Flow from Discontinued Operations	$17.8	$11.8	$8.0	$14.6	$52.1	$12.3	($7.9)	$0.0
Total Cash Flow from Operations	$86.1	$109.2	$99.7	$149.4	$444.4	$99.9	$103.7	$93.6

CFFO from continuing operations in Q3 19 was $93.6 million, compared to $91.7 million in the same period last year.

© 2019 Nuance Communications, Inc. All rights reserved

Exhibit 99.2

8	2019 Third Quarter Results
Prepared Remarks
August 7, 2019

Share Repurchase
In the third quarter of 2019, we repurchased a total of 1.7 million shares of our common stock, at an average price of $17.36 per share, for total consideration of $29.6 million. As of July 31, 2019, and since the beginning of the fiscal year, we have repurchased a total of 7.8 million shares of our common stock, at an average price of $15.56 per share, for an aggregate consideration of $120.9 million. There is $436.4 million still available under our existing authorization for share repurchases. Since May 2018, we have repurchased approximately 5.9% of our shares outstanding for an average price of $14.71.

Debt and Net Leverage
During the quarter we did not pay down any of our debt. Our total debt maturity value at June 30, 2019 was $2.14 billion, down from $2.44 billion at September 30, 2018. Our net debt leverage ratio on a continuing operations basis as of June 30, 2019 was 2.5x, compared to 3.0x as of September 30, 2018.

Days Sales Outstanding (DSO)

Table: Days Sales Outstanding (DSO)

	Q1	Q2	Q3	Q4	Q1	Q2	Q3
	2018	2018	2018	2018	2019	2019	2019
DSO: Continuing Operations	82	75	73	66	72	64	67

Deferred Revenue, Under ASC 606 and ASC 605

Table: Deferred Revenue

($ in millions)	Q1	Q2	Q3	Q4	Q1	Q2	Q3
	2018	2018	2018	2018	2019	2019	2019
Deferred Revenue from Continuing Operations (606)					$728.5	$715.2	$721.5
Adjustment					$87.4	$72.2	$56.1
Deferred Revenue from Continuing Operations (605)	$760.7	$764.3	$760.8	$765.0	$815.9	$787.4	$777.6

•
On an ASC 606 basis, we ended Q3 19 with deferred revenue from continuing operations of $721.5 million, which includes a reduction of $56.1 million compared to deferred revenue for the same period on an ASC 605 basis, primarily due to timing of revenue recognition associated with term licenses.

•
On ASC 605 basis, we ended Q3 19 with deferred revenue from continuing operations of $777.6 million, up 2% compared to $760.8 million one year ago, primarily due to growth in our Automotive connected solutions.

© 2019 Nuance Communications, Inc. All rights reserved

Exhibit 99.2

9	2019 Third Quarter Results
Prepared Remarks
August 7, 2019

Discussion of Segments

Table: Non-GAAP Segment Revenue under ASC 605

($ in millions)	Q1	Q2	Q3	Q4	FY	Q1	Q2	Q3
	2018	2018	2018	2018	2018	2019	2019	2019
Healthcare	$245.5	$261.2	$236.2	$241.8	$984.8	$244.2	$236.4	$239.8
Yr/yr Organic Growth	1%	8%	0%	27%	8%	-1%	-10%	2%
% of Total Revenue	54%	56%	52%	50%	53%	52%	52%	52%
Enterprise	$120.6	$112.7	$119.6	$130.3	$483.2	$129.8	$123.4	$128.7
Yr/yr Organic Growth	5%	-8%	5%	6%	2%	8%	9%	8%
% of Total Revenue	27%	24%	26%	27%	26%	28%	27%	28%
Automotive	$61.5	$69.0	$73.8	$75.2	$279.4	$74.6	$74.1	$79.6
Yr/yr Organic Growth	5%	11%	9%	3%	7%	14%	2%	8%
% of Total Revenue	14%	15%	16%	16%	15%	16%	16%	17%
Sub-Total Strategic	$427.6	$442.9	$429.5	$447.4	$1,747.4	$448.5	$433.9	$448.1
Yr/yr Organic Growth	3%	4%	3%	16%	6%	4%	-3%	4%
% of Total Revenue	94%	94%	95%	93%	94%	96%	96%	97%
Other	$25.6	$26.5	$22.2	$34.7	$109.1	$17.2	$17.2	$12.1
Yr/yr Organic Growth	-23%	-26%	-41%	30%	-17%	-35%	-37%	-30%
% of Total Revenue	6%	6%	5%	7%	6%	4%	4%	3%
Total	$453.2	$469.4	$451.8	$482.1	$1,856.5	$465.7	$451.0	$460.2
Yr/yr Organic Growth	1%	2%	0%	17%	5%	2%	-4%	3%
% of Total Revenue	100%	100%	100%	100%	100%	100%	100%	100%
Yr/Yr Constant Currency Organic Growth						3%	1%	4%

* Change in dollars, percentage and basis points calculated using actual results. May not add due to rounding for table presentation purposes.

© 2019 Nuance Communications, Inc. All rights reserved

Exhibit 99.2

10	2019 Third Quarter Results
Prepared Remarks
August 7, 2019

Table: Non-GAAP Segment Profit and Margin, under ASC 605

($ in millions)	Q1	Q2	Q3	Q4	FY	Q1	Q2	Q3
	2018	2018	2018	2018	2018	2019	2019	2019
Healthcare
Non-GAAP Segment Profit	$76.2	$86.2	$76.5	$87.7	$326.7	$92.9	$88.0	$83.6
Segment Profit Margin %	31%	33%	32%	36%	33%	38%	37%	35%
Enterprise
Non-GAAP Segment Profit	$37.3	$25.3	$32.5	$45.4	$140.5	$41.0	$35.0	$38.3
Segment Profit Margin %	31%	22%	27%	35%	29%	32%	28%	30%
Automotive
Non-GAAP Segment Profit	$23.0	$28.7	$28.0	$29.4	$109.1	$25.5	$25.2	$31.6
Segment Profit Margin %	37%	42%	38%	39%	39%	34%	34%	40%
Sub-Total Strategic
Non-GAAP Segment Profit	$136.5	$140.2	$137.0	$162.5	$576.2	$159.5	$148.2	$153.4
Segment Profit Margin %	32%	32%	32%	36%	33%	36%	34%	34%
Other
Non-GAAP Segment Profit	$3.3	$6.0	$3.0	$15.7	$28.0	$4.5	$6.1	$4.7
Segment Profit Margin %	13%	23%	13%	45%	26%	26%	35%	39%
Total
Non-GAAP Segment Profit	$139.8	$146.3	$139.9	$178.2	$604.3	$163.9	$154.2	$158.1
Segment Profit Margin %	31%	31%	31%	37%	33%	35%	34%	34%

* Change in dollars, percentage and basis points calculated using actual results. May not add due to rounding for table presentation purposes.

Healthcare
In Q3 19, Healthcare segment non-GAAP revenue increased 2% year over year, on both an as-reported and organic basis, to $239.8 million due to continued growth in Dragon Medical cloud; offset in part by declines in our non-strategic HIM transcription and EHR implementation services businesses. See the line item details of the Healthcare revenue composition in the following table.

© 2019 Nuance Communications, Inc. All rights reserved

Exhibit 99.2

11	2019 Third Quarter Results
Prepared Remarks
August 7, 2019

Table: Healthcare Non-GAAP Revenue Detail

($ in millions)	Q1 2018	Q2 2018	Q3 2018	Q4 2018	2018	Q1 2019	Q2 2019	Q3 2019
Clinical Documentation Capture	$127.0	$134.9	$125.9	$135.4	$523.2	$137.9	$134.2	$131.5

Year-over-year	-9%	-6%	-6%	45%	2%	9%	0%	4%

Dragon Medical Cloud	$27.1	$30.0	$38.1	$42.9	$138.1	$48.0	$51.1	$52.8

Year-over-year	183%	121%	106%	92%	115%	77%	70%	39%

Dragon Medical Maintenance & Support	$15.6	$14.6	$13.7	$13.4	$57.2	$12.3	$11.4	$10.7

Year-over-year	-19%	-23%	-24%	-23%	-22%	-21%	-22%	-22%

Dragon Medical Product & Licensing	$15.7	$17.0	$14.2	$17.4	$64.4	$19.7	$16.6	$13.6

Year-over-year	5%	23%	-1%	2%	7%	25%	-2%	-4%

HIM (Hosting and Maintenance & Support)	$68.5	$73.4	$59.8	$61.7	$263.5	$58.0	$55.1	$54.3
Year-over-year	-29%	-25%	-28%	68%	-16%	-15%	-25%	-9%

Radiology & Other	$58.6	$58.6	$57.7	$59.1	$234.0	$60.9	$63.5	$63.0

Year-over-year	11%	11%	9%	12%	11%	4%	8%	9%

Professional Services	$39.4	$47.5	$31.4	$26.6	$144.9	$23.8	$16.4	$23.1
Year-over-year	47%	124%	23%	19%	51%	-40%	-66%	-27%

Other Maintenance & Support	$20.5	$20.3	$21.2	$20.8	$82.7	$21.6	$22.3	$22.3

Year-over-year	5%	0%	6%	1%	3%	5%	10%	5%

Total Healthcare Revenues	$245.5	$261.2	$236.2	$241.8	$984.8	$244.2	$236.4	$239.8

Year-over-year (As-Reported)	3%	10%	2%	28%	10%	-1%	-10%	2%

Year-over-year (Organic)	1%	8%	0%	27%	8%	-1%	-10%	2%

•	Change in dollars, percentage and basis points calculated using actual results. May not add due to rounding.

Clinical Documentation Capture non-GAAP revenue growth of 4% was led by continued Dragon Medical cloud growth, which represents high-margin recurring revenue. This was offset to a lesser extent by continued erosion in our HIM transcription business. In addition, Dragon Medical licensing continued to perform well in our international markets reflecting growing demand for this important investment area. We experienced overall strength in our Radiology and Other solutions driven by continued growth in our PowerScribe and CDI offerings. Finally, we continued to experience declines in our EHR implementation services.

Total Healthcare segment profit margin for Q3 19 was 34.8%, up 240 basis points from the same period last year, primarily due to growth in Dragon Medical cloud and declines in our HIM transcription business.

© 2019 Nuance Communications, Inc. All rights reserved

Exhibit 99.2

12	2019 Third Quarter Results
Prepared Remarks
August 7, 2019

Enterprise
In Q3 19, Enterprise segment non-GAAP revenue grew 8% year over year, on both an as-reported and organic basis, to $128.7 million. Non-GAAP revenue benefited from strong performance from our Omni-Channel cloud offerings, which continued to deliver increased transactions from both an expansion of our existing customer programs and new go-lives.

Total Enterprise segment profit margin for Q3 19 was 29.7%, an increase of 250 basis points from the same period last year driven by the revenue growth.

Automotive
Non-GAAP Q3 19 revenue for our Automotive segment grew 8%, on an as-reported basis, to $79.6 million. The business delivered 8% organic revenue growth with continued growth in both connected and professional services revenue.

Total Automotive segment profit margin was 39.7%, an increase of 180 basis points from Q3 18 driven by the revenue growth.

Other
In Q3 19, non-GAAP revenue for our Other segment was $12.1 million, a decrease of 46% year over year, on both an as reported and organic basis, as part of our planned wind-down strategy and accelerated exit from the SRS business. Our Other segment includes the results of our Voicemail-to-Text, SRS and Devices businesses.

Total Other segment profit margin was 38.8% in the quarter, up 2550 basis points from the prior year, driven by the accelerated exit from the SRS business and optimization of costs within our Devices business.

© 2019 Nuance Communications, Inc. All rights reserved

Exhibit 99.2

13	2019 Third Quarter Results
Prepared Remarks
August 7, 2019

Updated Guidance
Our guidance for fiscal 2019 reflects the changes underway within our business. As such, we note several important details, assumptions and changes for our guidance, including:

•
ASC 605 and 606: We provide ASC 606 guidance for revenue and EPS on an annual basis only. The remainder of our guidance is on an ASC 605 basis, which will be our primary basis for guiding 2019 results.

•
Continuing Operations and Discontinued Operations: With the close of the Imaging sale to Kofax on February 1, 2019, our guidance will be provided on a continuing operations basis only, which excludes the discontinued operations associated with Imaging.

•	Automotive Spin: Since the Automotive Spin is targeted for October 1, 2019, we will continue to forecast the Automotive results as part of our continuing operations for the full fiscal year.

•
Automotive and Imaging separation costs: Direct or incremental third-party costs related to the separation activities of Automotive and Imaging will be recorded within the statement of operations line item Restructuring and Other, net within our GAAP income statement. The cash expenditures related to these activities are contemplated within our cash flow from operations guidance forecast.

•	SRS and Devices: Our guidance reflects the recent sale of our SRS business and continued wind-down activities within our Devices business.

•
Annual Recurring Revenue: We include the metric Annual Recurring Revenue (ARR) in our guidance and reporting related to offerings used in conjunction with our Dragon Medical cloud offerings. This includes Dragon Medical cloud as well as Computer-Assisted Physician Documentation (CAPD) and virtual assistant (VA) offerings, both of which operate in the Dragon Medical platform. ARR represents the annualized value of transactions we have under contract at any given point in time. As previously stated, we will report ARR on an annual basis, and only provide qualitative commentary regarding our progress towards our annual goal in interim periods.

Revenue Guidance
We encourage investors to evaluate Nuance and our progress by focusing on trends in our segments, especially our Strategic segments, more so than on a consolidated basis during this year of transition.

Our solid third quarter results put us on track to achieve our full year consolidated and segment revenue targets. We expect a continuation of the favorable business trends, namely the positive performance across Dragon Medical and Enterprise Omni-Channel cloud offerings, and continued growth and solid execution in Automotive. While we are narrowing the revenue guidance ranges, we are maintaining the mid point of each range.

© 2019 Nuance Communications, Inc. All rights reserved

Exhibit 99.2

14	2019 Third Quarter Results
Prepared Remarks
August 7, 2019

Table: Reconciliation of Prior Segment Revenue Guidance to Current Segment Revenue Guidance

Prior 2019 Segment Revenue Guidance ($ in millions)	Low	High
Healthcare	$981.0	$995.0
Enterprise	$503.0	$511.0
Automotive	$306.0	$312.0
Strategic	$1,790.0	$1,818.0
Organic Growth	2%	4%
Other	$54.0	$58.0
Prior Total Nuance Guidance	$1,844.0	$1,876.0
Organic Growth	-1%	1%

Current 2019 Segment Revenue Guidance ($ in millions)	Low	High
Healthcare	$982.0	$994.0
Enterprise	$505.0	$509.0
Automotive	$308.0	$310.0
Strategic	$1,795.0	$1,813.0
Organic Growth	2%	3%
Other	$55.0	$57.0
Current Total Nuance Guidance	$1,850.0	$1,870.0
Organic Growth	0%	1%

Healthcare Revenue Guidance

We are providing additional revenue guidance details related to our Healthcare business, in the following table.

While the revenue midpoint guidance remains unchanged, we are modestly adjusting the revenue composition. We expect full-year revenue growth of approximately 50% in Dragon Medical cloud and to land in the upper half of our ARR guidance range of $245 million to $255 million. While new and conversion bookings pipeline remains strong and within our expectations, the timing of those bookings is now back-half loaded. This has the effect of later implementations and therefore later revenue recognition. As a result, we are modestly lowering our Dragon Medical cloud revenue, with corresponding increases in Dragon Medical maintenance and HIM revenues. In addition, we have adjusted professional services revenue to reflect lower EHR implementation services.

© 2019 Nuance Communications, Inc. All rights reserved

Exhibit 99.2

15	2019 Third Quarter Results
Prepared Remarks
August 7, 2019

Table: Prior Revenue Guidance to Current Revenue Guidance – Healthcare Detail

($ in millions)	Prior Guidance	Adjustments	Current Guidance
	FY2019		FY2019
Clinical Documentation Capture	$553	$2	$555

Year-over-year	6%		6%

Dragon Medical Cloud	$215	($5)	$210

Year-over-year	56%	-4%	52%

Dragon Medical Maintenance & Support	$43	$4	$47

Year-over-year	(25)%	7%	(18)%

Dragon Medical Product & Licensing	$77		$77

Year-over-year	20%		20%

HIM (Hosting and Maintenance & Support)	$218	$3	$221

Year-over-year	(17)%	1%	(16)%

Radiology & Other	$256		$256

Year-over-year	9%		9%

Professional Services	$91	($3)	$88

Year-over-year	(37)%	-2%	(39)%

Other Maintenance & Support	$88	$1	$89

Year-over-year	6%	2%	8%

Total Healthcare Revenues	$981 - $995		$982 - $994

Year-over-year	0%-1%		0%-1%

© 2019 Nuance Communications, Inc. All rights reserved

Exhibit 99.2

16	2019 Third Quarter Results
Prepared Remarks
August 7, 2019

Segment Margin Guidance under ASC 605
We are providing the following updates to our fiscal year 2019 segment margin guidance:

•
We are raising our Other segment margin guidance to a range of 30% and 32%, up from our previous range of 24% and 27%, due to the sale of our SRS business and continued wind-down activities within our Devices business.

•	We are maintaining our segment margin guidance for Healthcare, Enterprise and Automotive.

Table: Prior Segment Margin Guidance to Current Segment Margin Guidance

Segment	Prior FY2019 Guidance	Current FY2019 Guidance
Healthcare	35-37%	35-37%
Enterprise	Similar to FY18	Similar to FY18
Automotive	35-37%	35-37%
Other	24-27%	30-32%

Other Guidance Information
In addition to the revenue and segment margin guidance updates noted above, we are providing the following updates to our fiscal year 2019 consolidated guidance:

•	We are raising our operating margin guidance range by 25 basis points due to the segment revenue mix shift noted above and disciplined expense management.

•	We are narrowing our GAAP earnings per share guidance to a range of $0.04 and $0.10 compared to our prior range of $0.04 to $0.13.

•	We are narrowing our non-GAAP earnings per share guidance to a range of $1.14 to $1.20 compared to $1.12 to $1.20.

•	We are maintaining our ARR for Dragon Medical Cloud guidance range, but expect to land in the upper half of the range.

© 2019 Nuance Communications, Inc. All rights reserved

Exhibit 99.2

17	2019 Third Quarter Results
Prepared Remarks
August 7, 2019

Prior Guidance to Current Guidance Reconciliation

Table: Presentation of Prior Guidance to Current Guidance to Account for Operational Updates

($ in millions)	Prior 2019 Guidance		Operational Updates		Current 2019 Guidance
	Low	High	Low	High	Low	High
Total GAAP Revenue	$1,837	$1,869	$6	($6)	$1,843	$1,863
Total Non-GAAP Revenue	$1,844	$1,876	$6	($6)	$1,850	$1,870
Organic Revenue Growth	-1%	1%	1%	0%	0%	1%
Non-GAAP Recurring Revenue	77.0%	78.0%	0%	-1%	77.0%	77.0%
Non-GAAP Gross Margin	62%	62%			62%	62%
Non-GAAP Operating Margin	26.50%	27.00%	0.25%	0.25%	26.75%	27.25%
Non-GAAP Tax Rate	24%	24%			24%	24%
GAAP EPS	$0.04	$0.13	$0.00	($0.03)	$0.04	$0.10
Non-GAAP EPS	$1.12	$1.20	$0.02	$0.00	$1.14	$1.20
Non-GAAP Net Interests & Other	$51.0	$54.0			$51.0	$54.0
Cash Taxes	$32	$32			$32	$32
Diluted Share Count	291.0	291.0			291.0	291.0
Cash Flow From Operations (CFFO)	$380.0	$425.0			$380.0	$425.0
Deferred Revenue	3%	5%			3%	5%
ARR for Dragon Medical Cloud	$245	$255			$245	$255
Capital Expenditures	$65.0	$75.0	($5)	($10)	$60.0	$65.0

© 2019 Nuance Communications, Inc. All rights reserved

Exhibit 99.2

18	2019 Third Quarter Results
Prepared Remarks
August 7, 2019

Cash Flow Guidance
We are maintaining our operating cash flow guidance and increasing our free cash flow guidance due to lower capital expenditures than initially planned. Additionally, we have updated cash and marketable securities guidance to reflect the free cash flow change, as well as the $30 million of shares repurchased during the third quarter.

Table: Cash Flow from Operations (CFFO), Free Cash Flow (FCF), and Cash and Marketable Securities Guidance:

	FY 2019
($ in millions)	Low	High
CFFO Guidance	$380	$425
Capital expenditures	(65)	(60)
FCF Guidance	$315	$365

Cash and Marketable Securities Guidance:
($ in millions)	Low	High
Cash and Marketable Securities Balance at 9/30/2018	$473	$473
Free Cash Flow guidance	315	365
Cash available from remaining imaging proceeds	104	104
Other investing and financing activities	(46)	(46)
Subtotal	$846	$896
Repurchase of common shares through 7/31/19	(121)	(121)
Cash and Marketable Securities Balance at 9/30/2019	$725	$775

© 2019 Nuance Communications, Inc. All rights reserved

Exhibit 99.2

19	2019 Third Quarter Results
Prepared Remarks
August 7, 2019

Q4 2019 ASC 605 Guidance
We are providing the following guidance for our fourth quarter of fiscal year 2019:

Table: Q4 2019 Guidance under ASC 605

($ in millions except earnings per share)	Q4 2019 Guidance (ASC 605)
GAAP Revenue	$472.0 to $492.0
Non-GAAP Revenue	$473.0 to $493.0
GAAP Diluted EPS	($0.04) to $0.02
Non-GAAP Diluted EPS	$0.24 to $0.30

Fiscal 2019 ASC 606 Guidance
For FY 19, under the ASC 606 standard, we expect:

Table: FY 2019 Guidance under ASC 606

($ in millions except earnings per share)	FY2019 Guidance (ASC 606)
GAAP Revenue	$1,794.0 to $1,824.0
Non-GAAP Revenue	$1,800.0 to $1,830.0
GAAP Diluted EPS	($0.10) to $0.01
Non-GAAP Diluted EPS	$1.02 to $1.10

About Nuance Communications, Inc.
Nuance Communications, Inc. (NASDAQ: NUAN) is the pioneer and leader in conversational and cognitive AI innovations that bring intelligence to everyday work and life. The Company delivers solutions that can understand, analyze and respond to human language to increase productivity and amplify human intelligence. With decades of domain and artificial intelligence expertise, Nuance works with thousands of organizations – in global industries that include healthcare, telecommunications, automotive, financial services, and retail – to create stronger relationships and better experiences for their customers and workforce. For more information, please visit www.nuance.com.

Trademark reference: Nuance and the Nuance logo are registered trademarks or trademarks of Nuance Communications, Inc. or its affiliates in the United States and/or other countries. All other trademarks referenced herein are the property of their respective owners.

Safe Harbor and Forward-Looking Statements
Statements in this document regarding future performance and our management’s future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including

© 2019 Nuance Communications, Inc. All rights reserved

Exhibit 99.2

20	2019 Third Quarter Results
Prepared Remarks
August 7, 2019

statements containing the words “believes,” “plans,” “anticipates,” “expects,” "intends" or “estimates” or similar expressions) should also be considered to be forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including but not limited to: the ability to effect the separation and spin-off of our Auto business; our ability to successfully wind-down certain products or business lines; fluctuations in demand for our existing and future products; fluctuations in the mix of products and services sold in specific periods; further unanticipated costs resulting from the FY17 malware incident including potential costs associated with governmental investigations that may result from the incident; our ability to control and successfully manage our expenses and cash position; our ability to develop and execute in a timely manner our productivity and cost initiatives; the effects of competition, including pricing pressure, and changing business models in the markets and industries we serve; changes to economic conditions in the United States and internationally; the imposition of tariffs or other trade measures particularly between the United States and China; potential future impairment charges related to our reorganized business reporting units; fluctuating currency rates; possible quality issues in our products and technologies; our ability to successfully integrate operations and employees of acquired businesses; the ability to realize anticipated synergies from acquired businesses and to cut stranded costs related to divested businesses; and the other factors described in our most recent Form 10-K, Form 10-Q and other filings with the Securities and Exchange Commission. We disclaim any obligation to update any forward- looking statements as a result of developments occurring after the date of this document.

Definitions
Certain supplemental data provided in the prepared call remarks above are based upon internal Nuance definitions that are important for the reader to understand.

Non-GAAP Organic Revenue Growth. Organic revenue growth is calculated by comparing current period non-GAAP (“Generally Accepted Accounting Principles”) revenue to non-GAAP revenue from the corresponding prior-year period. For purposes of this calculation, prior period non-GAAP revenue is adjusted to include revenue from companies acquired by Nuance as if we had owned the acquired businesses in all periods presented. Non-GAAP organic revenue growth on a constant currency basis is calculated using current period non-GAAP revenue for entities reporting in currencies other than United States dollars, excluding United States dollar-denominated transactions recorded in those entities, converted into United States dollars using the average exchange rates from the prior-year period rather than the actual exchange rates in effect during the current period.

Segment profit. Segment profit reflects the direct controllable costs of each Segment together with an allocation of sales and corporate marketing expenses, and certain research and development project costs that benefit multiple product offerings. Segment profit represents income from operations excluding stock-based compensation, amortization of intangible assets, acquisition-related costs, net, restructuring and other charges, net, costs associated with intellectual property collaboration agreements, other income (expense), net and certain unallocated corporate expenses.

© 2019 Nuance Communications, Inc. All rights reserved

Exhibit 99.2

21	2019 Third Quarter Results
Prepared Remarks
August 7, 2019

Discussion of non-GAAP Financial Measures
We believe that providing the non-GAAP information to investors, in addition to the GAAP presentation, allows investors to view the financial results in the way management views the operating results. We further believe that providing this information allows investors to not only better understand our financial performance, but more importantly, to evaluate the efficacy of the methodology and information used by management to evaluate and measure such performance. The non-GAAP information included in this press release should not be considered superior to, or a substitute for, financial statements prepared in accordance with GAAP.

We utilize a number of different financial measures, both GAAP and non-GAAP, in analyzing and assessing the overall performance of the business, for making operating decisions and for forecasting and planning for future periods. Our annual financial plan is prepared both on a GAAP and non-GAAP basis, and the non-GAAP annual financial plan is approved by our board of directors. Continuous budgeting and forecasting for revenue and expenses are conducted on a consistent non-GAAP basis (in addition to GAAP) and actual results on a non-GAAP basis are assessed against the non-GAAP annual financial plan. The board of directors and management utilize these non-GAAP measures and results (in addition to the GAAP results) to determine our allocation of resources. In addition, and as a consequence of the importance of these measures in managing the business, we use non-GAAP measures and results in the evaluation process to establish management’s compensation. For example, our annual bonus program payments are based upon the achievement of consolidated non- GAAP revenue and consolidated non-GAAP earnings per share financial targets. We consider the use of non-GAAP revenue helpful in understanding the performance of our business, as it excludes the purchase accounting impact on acquired deferred revenue and other acquisition-related adjustments to revenue. We also consider the use of non-GAAP earnings per share helpful in assessing the organic performance of the continuing operations of our business. By organic performance we mean performance as if we had owned an acquired business in the same period a year ago. By constant currency organic performance, we mean performance excluding the effect of current foreign currency rate fluctuations. While our management uses these non-GAAP financial measures as a tool to enhance their understanding of certain aspects of our financial performance, our management does not consider these measures to be a substitute for, or superior to, the information provided by GAAP financial statements. Consistent with this approach, we believe that disclosing non-GAAP financial measures to the readers of our financial statements provides such readers with useful supplemental data that, while not a substitute for GAAP financial statements, allows for greater transparency in the review of our financial and operational performance. In assessing the overall health of the business, our management has either included or excluded items in seven general categories, each of which is described below.

Acquisition-related revenue and cost of revenue.
We provide supplementary non-GAAP financial measures of revenue that include revenue that we would have recognized but for the purchase accounting treatment of acquisition transactions. Non- GAAP revenue also includes revenue that we would have recognized had we not acquired intellectual property and other

© 2019 Nuance Communications, Inc. All rights reserved

Exhibit 99.2

22	2019 Third Quarter Results
Prepared Remarks
August 7, 2019

assets from the same customer. Because GAAP accounting requires the elimination of this revenue, GAAP results alone do not fully capture all of our economic activities.

These non-GAAP adjustments are intended to reflect the full amount of such revenue. We include non-GAAP revenue and cost of revenue to allow for more complete comparisons to the financial results of historical operations, forward-looking guidance and the financial results of peer companies. We believe these adjustments are useful to management and investors as a measure of the ongoing performance of the business because, although we cannot be certain that customers will renew their contracts, we have historically experienced high renewal rates on maintenance and support agreements and other customer contracts. Additionally, although acquisition-related revenue adjustments are non-recurring with respect to past acquisitions, we generally will incur these adjustments in connection with any future acquisitions.

Acquisition-related costs, net.
In recent years, we have completed a number of acquisitions, which result in operating expenses, which would not otherwise have been incurred. We provide supplementary non-GAAP financial measures, which exclude certain transition, integration and other acquisition-related expense items resulting from acquisitions, to allow more accurate comparisons of the financial results to historical operations, forward looking guidance and the financial results of less acquisitive peer companies. We consider these types of costs and adjustments, to a great extent, to be unpredictable and dependent on a significant number of factors that are outside of our control. Furthermore, we do not consider these acquisition-related costs and adjustments to be related to the organic continuing operations of the acquired businesses and are generally not relevant to assessing or estimating the long-term performance of the acquired assets. In addition, the size, complexity and/or volume of past acquisitions, which often drives the magnitude of acquisition related costs, may not be indicative of the size, complexity and/or volume of future acquisitions. By excluding acquisition-related costs and adjustments from our non-GAAP measures, management is better able to evaluate our ability to utilize our existing assets and estimate the long-term value that acquired assets will generate for us. We believe that providing a supplemental non-GAAP measure, which excludes these items allows management and investors to consider the ongoing operations of the business both with, and without, such expenses.

These acquisition-related costs fall into the following categories: (i) transition and integration costs; (ii) professional service fees and expenses; and (iii) acquisition-related adjustments. Although these expenses are not recurring with respect to past acquisitions, we generally will incur these expenses in connection with any future acquisitions. These categories are further discussed as follows:

(i)
Transition and integration costs. Transition and integration costs include retention payments, transitional employee costs, and earn-out payments treated as compensation expense, as well as the costs of integration-related activities, including services provided by third-parties.

(ii)
Professional service fees and expenses. Professional service fees and expenses include financial advisory, legal, accounting and other outside services incurred in connection with acquisition activities, and disputes and regulatory matters related to acquired entities.

© 2019 Nuance Communications, Inc. All rights reserved

Exhibit 99.2

23	2019 Third Quarter Results
Prepared Remarks
August 7, 2019

(iii)
Acquisition-related adjustments. Acquisition-related adjustments include adjustments to acquisition-related items that are required to be marked to fair value each reporting period, such as contingent consideration, and other items related to acquisitions for which the measurement period has ended, such as gains or losses on settlements of pre-acquisition contingencies.

Financial Tables Follow

© 2019 Nuance Communications, Inc. All rights reserved

Exhibit 99.2

24	2019 Third Quarter Results
Prepared Remarks
August 7, 2019

Nuance Communications, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)
Unaudited

	Three Months Ended June 30,
	2019	2019	2018
	(ASC 606)	(ASC 605)	(ASC 605)
Revenues:
Hosting and professional services	$260,902	$268,845	$253,610
Product and licensing	121,809	127,388	132,762
Maintenance and support	66,486	62,099	63,077
Total revenues	449,197	458,332	449,449

Cost of revenues:
Hosting and professional services	154,397	160,952	165,578
Product and licensing	19,207	17,711	13,969
Maintenance and support	8,192	8,407	9,612
Amortization of intangible assets	8,895	8,895	12,172
Total cost of revenues	190,691	195,965	201,331

Gross profit	258,506	262,367	248,118

Operating expenses:
Research and development	67,598	67,598	69,427
Sales and marketing	72,229	73,832	77,820
General and administrative	46,421	46,421	49,666
Amortization of intangible assets	16,496	16,496	19,856
Acquisition-related costs, net	1,154	1,154	4,916
Restructuring and other charges, net	16,118	16,118	5,342
Total operating expenses	220,016	221,619	227,027

Income from operations	38,490	40,748	21,091

Other expenses, net	(21,445)	(21,445)	(32,252)

Income (loss) before income taxes	17,045	19,303	(11,161)

Provision for income taxes	7,786	7,136	9,559

Net income (loss) from continuing operations	9,259	12,167	(20,720)
Net income from discontinued operations	—	—	6,683
Net income (loss)	$9,259	$12,167	$(14,037)

Net income (loss) per common share - basic:
Continuing operations	$0.03	$0.04	$(0.07)
Discontinued operations	—	—	0.02
Total net income (loss) per basic common share	$0.03	$0.04	$(0.05)

Net income (loss) per common share - diluted:
Continuing operations	$0.03	$0.04	$(0.07)
Discontinued operations	—	—	0.02
Total net income (loss) per diluted common share	$0.03	$0.04	$(0.05)

Weighted average common shares outstanding:
Basic	285,942	285,942	292,663
Diluted	288,648	288,648	292,663

© 2019 Nuance Communications, Inc. All rights reserved

Exhibit 99.2

25	2019 Third Quarter Results
Prepared Remarks
August 7, 2019

Nuance Communications, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)
Unaudited

	Nine Months Ended June 30,
	2019	2019	2018
	(ASC 606)	(ASC 605)	(ASC 605)
Revenues:
Hosting and professional services	$771,601	$800,780	$785,038
Product and licensing	377,349	386,851	387,956
Maintenance and support	203,484	183,338	189,872
Total revenues	1,352,434	1,370,969	1,362,866

Cost of revenues:
Hosting and professional services	471,204	474,506	517,362
Product and licensing	61,897	48,956	41,867
Maintenance and support	24,919	25,181	28,616
Amortization of intangible assets	27,700	27,700	38,744
Total cost of revenues	585,720	576,343	626,589

Gross profit	766,714	794,626	736,277

Operating expenses:
Research and development	201,774	201,774	202,211
Sales and marketing	223,343	224,366	233,237
General and administrative	130,892	130,892	174,622
Amortization of intangible assets	50,426	50,426	57,094
Acquisition-related costs, net	6,223	6,223	12,837
Restructuring and other charges, net	60,668	60,668	27,792
Impairment of goodwill	—	—	137,907
Total operating expenses	673,326	674,349	845,700

Income (loss) from operations	93,388	120,277	(109,423)

Other expenses, net	(79,365)	(79,365)	(98,390)

Income (loss) before income taxes	14,023	40,912	(207,813)

Provision (benefit) for income taxes	7,814	17,843	(67,417)

Net income (loss) from continuing operations	6,209	23,069	(140,396)
Net income from discontinued operations	99,472	120,919	15,534
Net income (loss)	$105,681	$143,988	$(124,862)

Net income (loss) per common share - basic:
Continuing operations	$0.02	$0.08	$(0.48)
Discontinued operations	0.35	0.42	0.05
Total net income (loss) per basic common share	$0.37	$0.50	$(0.43)

Net income (loss) per common share - diluted:
Continuing operations	$0.02	$0.08	$(0.48)
Discontinued operations	0.35	0.42	0.05
Total net income (loss) per diluted common share	$0.37	$0.50	$(0.43)

Weighted average common shares outstanding:
Basic	285,064	285,064	292,703
Diluted	288,153	288,153	292,703

© 2019 Nuance Communications, Inc. All rights reserved

Exhibit 99.2

26	2019 Third Quarter Results
Prepared Remarks
August 7, 2019

Nuance Communications, Inc.
Condensed Consolidated Balance Sheets
(in thousands)

	June 30, 2019	June 30, 2019	September 30, 2018
	(ASC 606)	(ASC 605)	(ASC 605)
	Unaudited	Unaudited
ASSETS
Current assets:
Cash and cash equivalents	$536,377	$536,377	$315,963
Marketable securities	136,986	136,986	135,579
Accounts receivable, net	313,599	340,210	347,873
Prepaid expenses and other current assets	193,795	128,174	94,814
Current assets held for sale	—	—	34,402
Total current assets	1,180,757	1,141,747	928,631

Marketable securities	12,796	12,796	21,932
Land, building and equipment, net	138,466	138,466	153,452
Goodwill	3,242,693	3,242,693	3,247,105
Intangible assets, net	372,934	372,934	450,001
Other assets	241,271	119,809	141,761
Long-term assets held for sale	—	—	359,497
Total assets	$5,188,917	$5,028,445	$5,302,379

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Contingent and deferred acquisition payments	$17,122	$17,122	$14,211
Accounts payable	95,272	95,272	80,912
Accrued expenses and other current liabilities	245,012	245,304	269,339
Deferred revenue	310,586	346,777	330,689
Current liabilities held for sale	—	—	69,013
Total current liabilities	667,992	704,475	764,164

Long-term debt	1,923,716	1,923,716	2,185,361
Deferred revenue, net of current portion	410,897	430,779	434,316
Other liabilities	143,314	122,036	143,524
Long-term liabilities held for sale	—	—	57,518
Total liabilities	3,145,919	3,181,006	3,584,883

Stockholders' equity	2,042,998	1,847,439	1,717,496
Total liabilities and stockholders' equity	$5,188,917	$5,028,445	$5,302,379

© 2019 Nuance Communications, Inc. All rights reserved

Exhibit 99.2

27	2019 Third Quarter Results
Prepared Remarks
August 7, 2019

Nuance Communications, Inc.
Consolidated Statements of Cash Flows
(in thousands)
Unaudited

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
	(ASC 606)	(ASC 605)	(ASC 606)	(ASC 605)
Cash flows from operating activities:
Net income (loss) from continuing operations	$9,259	$(20,720)	$6,209	$(140,396)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	38,133	48,096	121,438	142,341
Stock-based compensation	35,932	33,499	100,143	101,466
Non-cash interest expense	12,325	11,896	37,011	37,091
Deferred tax benefit	(6,160)	(693)	(18,975)	(90,836)
Loss on extinguishment of debt	—	—	910	—
Impairment of goodwill	—	—	—	137,907
Impairment of fixed assets	—	—	—	1,780
Other	(1,456)	315	(651)	894
Changes in operating assets and liabilities, excluding effects of acquisitions:
Accounts receivable	(19,903)	18,389	5,011	(1,426)
Prepaid expenses and other assets	(83)	3,448	(20,116)	(18,933)
Accounts payable	12,020	(1,067)	15,260	(3,646)
Accrued expenses and other liabilities	16,314	(5,085)	8,329	(889)
Deferred revenue	(2,743)	3,615	38,270	92,075
Net cash provided by operating activities - continuing operations	93,638	91,693	292,839	257,428
Net cash provided by operating activities - discontinued operations	—	7,965	4,355	37,595
Net cash provided by operating activities	93,638	99,658	297,194	295,023
Cash flows from investing activities:
Capital expenditures	(8,809)	(13,639)	(32,243)	(38,965)
Proceeds from dispositions of businesses, net of transaction fees	2,998	—	407,043	—
Payments for business and asset acquisitions, net of cash acquired	(549)	(96,457)	(3,102)	(109,225)
Purchases of marketable securities and other investments	(137,167)	(65,651)	(256,332)	(158,645)
Proceeds from sales and maturities of marketable securities and other investments	145,253	64,404	262,914	259,677
Net cash provided by (used in) investing activities	1,726	(111,343)	378,280	(47,158)
Cash flows from financing activities:
Repayment and redemption of debt	—	—	(300,000)	(331,172)
Payments for repurchase of common stock	(29,614)	(111,979)	(120,935)	(111,979)
Acquisition payments with extended payment terms	—	(3,842)	—	(20,769)
Proceeds from issuance of common stock from employee stock plans	—	—	8,643	9,359
Payments for taxes related to net share settlement of equity awards	(4,371)	(7,846)	(42,562)	(51,852)
Other financing activities	(232)	(427)	(1,442)	(1,073)
Net cash used in financing activities	(34,217)	(124,094)	(456,296)	(507,486)
Effects of exchange rate changes on cash and cash equivalents	454	(1,604)	1,236	(1,419)
Net increase (decrease) in cash and cash equivalents	61,601	(137,383)	220,414	(261,040)
Cash and cash equivalents at beginning of period	474,776	468,642	315,963	592,299
Cash and cash equivalents at end of period	$536,377	$331,259	$536,377	$331,259

© 2019 Nuance Communications, Inc. All rights reserved

28	2019 third quarter results
Prepared remarks
August 7, 2019

Nuance Communications, Inc.
Supplemental Financial Information - GAAP to Non-GAAP Reconciliations
(in thousands)
Unaudited

	Three Months Ended
	June 30,
	2019			2018
	ASC 606	Adjustments	ASC 605	ASC 605

GAAP revenues	$449,197	$9,135	$458,332	$449,449
Acquisition-related revenue adjustments: professional services and hosting	1,219	21	1,240	1,378
Acquisition-related revenue adjustments: product and licensing	622	(14)	608	927
Acquisition-related revenue adjustments: maintenance and support	6	15	21	31
Non-GAAP revenues	$451,044	$9,157	$460,201	$451,785

GAAP cost of revenues	$190,691	$5,274	$195,965	$201,331
Cost of revenues from amortization of intangible assets	(8,895)	—	(8,895)	(12,172)
Cost of revenues adjustments: professional services and hosting (1)	(7,280)	—	(7,280)	(6,790)
Cost of revenues adjustments: product and licensing (1)	(197)	—	(197)	(114)
Cost of revenues adjustments: maintenance and support (1)	(583)	—	(583)	(551)
Cost of revenues adjustments: other	(28)	—	(28)	(229)
Non-GAAP cost of revenues	$173,708	$5,274	$178,982	$181,475

GAAP gross profit	$258,506	$3,861	$262,367	$248,118
Gross profit adjustments	18,830	22	18,852	22,192
Non-GAAP gross profit	$277,336	$3,883	$281,219	$270,310

GAAP income from operations	$38,490	$2,258	$40,748	$21,091
Gross profit adjustments	18,830	22	18,852	22,192
Research and development (1)	10,262	—	10,262	8,034
Sales and marketing (1)	7,593	—	7,593	8,461
General and administrative (1)	10,017	—	10,017	9,549
Acquisition-related costs, net	1,154	—	1,154	4,916
Amortization of intangible assets	16,496	—	16,496	19,856
Restructuring and other charges, net	16,118	—	16,118	5,342
Other	6,963	—	6,963	6,442
Non-GAAP income from operations	$125,923	$2,280	$128,203	$105,883

GAAP income (loss) before income taxes	$17,045	$2,258	$19,303	$(11,161)
Gross profit adjustments	18,830	22	18,852	22,192
Research and development (1)	10,262	—	10,262	8,034
Sales and marketing (1)	7,593	—	7,593	8,461
General and administrative (1)	10,017	—	10,017	9,549
Acquisition-related costs, net	1,154	—	1,154	4,916
Amortization of intangible assets	16,496	—	16,496	19,856
Restructuring and other charges, net	16,118	—	16,118	5,342
Non-cash interest expense	12,325	—	12,325	11,896
Other (4)	5,069	—	5,069	6,642
Non-GAAP income before income taxes	$114,909	$2,280	$117,189	$85,727

(4) Includes approximately $4 million and $43 million in professional services costs associated with considering strategic alternatives for certain businesses and establishing our Automotive business as an independent reporting segment, for the three and nine months ended June 30, 2018, respectively.

© 2019 Nuance Communications, Inc. All rights reserved

29	2019 third quarter results
Prepared remarks
August 7, 2019

Nuance Communications, Inc.
Supplemental Financial Information - GAAP to Non-GAAP Reconciliations
(in thousands)
Unaudited

	Nine Months Ended
	June 30,
	2019			2018
	ASC 606	Adjustments	ASC 605	ASC 605

GAAP revenues	$1,352,434	$18,535	$1,370,969	$1,362,866
Acquisition-related revenue adjustments: professional services and hosting	3,671	78	3,749	3,672
Acquisition-related revenue adjustments: product and licensing	1,051	1,007	2,058	7,599
Acquisition-related revenue adjustments: maintenance and support	263	(101)	162	224
Non-GAAP revenues	$1,357,419	$19,519	$1,376,938	$1,374,361

GAAP cost of revenues	$585,720	$(9,377)	$576,343	$626,589
Cost of revenues from amortization of intangible assets	(27,700)	—	(27,700)	(38,744)
Cost of revenues adjustments: professional services and hosting (1)	(20,093)	—	(20,093)	(20,474)
Cost of revenues adjustments: product and licensing (1)	(593)	—	(593)	(492)
Cost of revenues adjustments: maintenance and support (1)	(730)	—	(730)	(1,770)
Cost of revenues adjustments: other	(411)	10	(401)	(370)
Non-GAAP cost of revenues	$536,193	$(9,367)	$526,826	$564,739

GAAP gross profit	$766,714	$27,912	$794,626	$736,277
Gross profit adjustments	54,512	974	55,486	73,345
Non-GAAP gross profit	$821,226	$28,886	$850,112	$809,622

GAAP income (loss) from operations	$93,388	$26,889	$120,277	$(109,423)
Gross profit adjustments	54,512	974	55,486	73,345
Research and development (1)	26,912	—	26,912	24,798
Sales and marketing (1)	24,488	—	24,488	25,997
General and administrative (1)	27,327	—	27,327	27,935
Acquisition-related costs, net	6,223	—	6,223	12,837
Amortization of intangible assets	50,426	—	50,426	57,094
Restructuring and other charges, net	60,668	—	60,668	27,792
Impairment of goodwill	—	—	—	137,907
Other	12,646	(53)	12,593	49,705
Non-GAAP income from operations	$356,590	$27,810	$384,400	$327,987

GAAP income (loss) before income taxes	$14,023	$26,889	$40,912	$(207,813)
Gross profit adjustments	54,512	974	55,486	73,345
Research and development (1)	26,912	—	26,912	24,798
Sales and marketing (1)	24,488	—	24,488	25,997
General and administrative (1)	27,327	—	27,327	27,935
Acquisition-related costs, net	6,223	—	6,223	12,837
Amortization of intangible assets	50,426	—	50,426	57,094
Restructuring and other charges, net	60,668	—	60,668	27,792
Impairment of goodwill	—	—	—	137,907
Non-cash interest expense	37,011	—	37,011	37,091
Other (4)	12,111	(68)	12,043	49,742
Non-GAAP income before income taxes	$313,701	$27,795	$341,496	$266,725

© 2019 Nuance Communications, Inc. All rights reserved

Exhibit 99.2

30	2019 Third Quarter Results
Prepared Remarks
August 7, 2019

Nuance Communications, Inc.
Supplemental Financial Information - GAAP to Non-GAAP Reconciliations, continued
(in thousands, except per share amounts)
Unaudited

	Three Months Ended
	June 30,
	2019			2018
	ASC 606	Adjustments	ASC 605	ASC 605

GAAP provision for income taxes	$7,786	$(650)	$7,136	$9,559
Income tax effect of non-GAAP adjustments	22,299	(161)	22,138	28,002
Removal of valuation allowance and other items	1,138	(1,779)	(641)	(15,874)
Removal of discrete items (3)	(343)	—	(343)	—
Non-GAAP provision for income taxes	$30,880	$(2,590)	$28,290	$21,687

GAAP net income (loss) from continuing operations	$9,259	$2,908	$12,167	$(20,720)
Acquisition-related adjustment - revenues (2)	1,847	22	1,869	2,336
Acquisition-related costs, net	1,154	—	1,154	4,916
Cost of revenue from amortization of intangible assets	8,895	—	8,895	12,172
Amortization of intangible assets	16,496	—	16,496	19,856
Restructuring and other charges, net	16,118	—	16,118	5,342
Impairment of goodwill	—	—	—	—
Stock-based compensation (1)	35,932	—	35,932	33,499
Non-cash interest expense	12,325	—	12,325	11,896
Adjustment to income tax expense	(23,094)	1,940	(21,154)	(12,128)
Other (4)	5,090	—	5,090	6,870
Non-GAAP net income	$84,022	$4,870	$88,892	$64,039

Non-GAAP diluted net income per share	$0.29		$0.31	$0.22

Diluted weighted average common shares outstanding	288,648		288,648	294,909

(3) As a result of the Tax Cuts and Jobs Act of 2017 (‘TCJA’), for the nine months ended June 30, 2018, we recorded a tax benefit of approximately $87.0 million related to remeasuring certain deferred tax assets and liabilities at the lower rates, offset in part by a $2.0 million provision for the deemed repatriation of foreign cash and earnings. For the three months ended June 30, 2018, we recorded a benefit of $0.5 million as we revised our estimates of the timing and amounts of the temporary differences.

(4) Includes approximately $4 million and $43 million in professional services costs associated with considering strategic alternatives for certain businesses and establishing our Automotive business as an independent reporting segment, for the three and nine months ended June 30, 2018, respectively.

© 2019 Nuance Communications, Inc. All rights reserved

Exhibit 99.2

31	2019 Third Quarter Results
Prepared Remarks
August 7, 2019

Nuance Communications, Inc.
Supplemental Financial Information - GAAP to Non-GAAP Reconciliations, continued
(in thousands, except per share amounts)
Unaudited

	Nine Months Ended
	June 30,
	2019			2018
	ASC 606	Adjustments	ASC 605	ASC 605

GAAP provision (benefit) for income taxes	$7,814	$10,029	$17,843	$(67,417)
Income tax effect of non-GAAP adjustments	83,568	(71)	83,497	97,232
Removal of valuation allowance and other items	(15,397)	(6,168)	(21,565)	(53,840)
Removal of discrete items (3)	910	—	910	91,069
Non-GAAP provision for income taxes	$76,895	$3,790	$80,685	$67,044

GAAP net income (loss) from continuing operations	$6,209	$16,860	$23,069	$(140,396)
Acquisition-related adjustment - revenues (2)	4,985	984	5,969	11,495
Acquisition-related costs, net	6,223	—	6,223	12,837
Cost of revenue from amortization of intangible assets	27,700	—	27,700	38,744
Amortization of intangible assets	50,426	—	50,426	57,094
Restructuring and other charges, net	60,668	—	60,668	27,792
Impairment of goodwill	—	—	—	137,907
Stock-based compensation (1)	100,143	—	100,143	101,466
Non-cash interest expense	37,011	—	37,011	37,091
Adjustment to income tax expense	(69,081)	6,239	(62,842)	(134,461)
Other (4)	12,515	(62)	12,453	50,111
Non-GAAP net income	$236,799	$24,021	$260,820	$199,680

Non-GAAP diluted net income per share	$0.82		$0.91	$0.67

Diluted weighted average common shares outstanding	288,153		288,153	298,983

(3) As a result of the Tax Cuts and Jobs Act of 2017 (‘TCJA’), for the nine months ended June 30, 2018, we recorded a tax benefit of approximately $87.0 million related to remeasuring certain deferred tax assets and liabilities at the lower rates, offset in part by a $2.0 million provision for the deemed repatriation of foreign cash and earnings. For the three months ended June 30, 2018, we recorded a benefit of $0.5 million as we revised our estimates of the timing and amounts of the temporary differences.

(4) Includes approximately $4 million and $43 million in professional services costs associated with considering strategic alternatives for certain businesses and establishing our Automotive business as an independent reporting segment, for the three and nine months ended June 30, 2018, respectively.

© 2019 Nuance Communications, Inc. All rights reserved

Exhibit 99.2

32	2019 Third Quarter Results
Prepared Remarks
August 7, 2019

Nuance Communications, Inc.
Supplemental Financial Information - GAAP to Non-GAAP Reconciliations, continued
(in thousands)
Unaudited

	Three Months Ended June 30,
	2019			2018
	ASC 606	Adjustments	ASC 605	ASC 605

GAAP operating expenses	$220,016	$1,603	$221,619	$227,027
Research and development (1)	(10,262)	—	(10,262)	(8,034)
Sales and marketing (1)	(7,593)	—	(7,593)	(8,461)
General and administrative (1)	(10,017)	—	(10,017)	(9,549)
Acquisition-related costs, net	(1,154)	—	(1,154)	(4,916)
Amortization of intangible assets	(16,496)	—	(16,496)	(19,856)
Restructuring and other charges, net	(16,118)	—	(16,118)	(5,342)
Other (4)	(6,963)	—	(6,963)	(6,442)
Non-GAAP operating expenses	$151,413	$1,603	$153,016	$164,427

GAAP research and development expense	$67,598	$—	$67,598	$69,427
Stock-based compensation (1)	(10,262)	—	(10,262)	(8,034)
Other	—	—	—	185
Non-GAAP research and development expense	$57,336	$—	$57,336	$61,578

GAAP sales and marketing expense	$72,229	$1,603	$73,832	$77,820
Stock-based compensation (1)	(7,593)	—	(7,593)	(8,461)
Other	—	—	—	(239)
Non-GAAP sales and marketing expense	$64,636	$1,603	$66,239	$69,120

GAAP general and administrative expense	$46,421	$—	$46,421	$49,666
Stock-based compensation (1)	(10,017)	—	(10,017)	(9,549)
Other (4)	(6,963)	—	(6,963)	(6,388)
Non-GAAP general and administrative expense	$29,441	$—	$29,441	$33,729

(4) Includes approximately $4 million and $43 million in professional services costs associated with considering strategic alternatives for certain businesses and establishing our Automotive business as an independent reporting segment, for the three and nine months ended June 30, 2018, respectively.

© 2019 Nuance Communications, Inc. All rights reserved

Exhibit 99.2

33	2019 Third Quarter Results
Prepared Remarks
August 7, 2019

Nuance Communications, Inc.
Supplemental Financial Information - GAAP to Non-GAAP Reconciliations, continued
(in thousands)
Unaudited

	Nine Months Ended June 30,
	2019			2018
	ASC 606	Adjustments	ASC 605	ASC 605

GAAP operating expenses	$673,326	$1,023	$674,349	$845,700
Research and development (1)	(26,912)	—	(26,912)	(24,798)
Sales and marketing (1)	(24,488)	—	(24,488)	(25,997)
General and administrative (1)	(27,327)	—	(27,327)	(27,935)
Acquisition-related costs, net	(6,223)	—	(6,223)	(12,837)
Amortization of intangible assets	(50,426)	—	(50,426)	(57,094)
Restructuring and other charges, net	(60,668)	—	(60,668)	(27,792)
Impairment of goodwill	—	—	—	(137,907)
Other (4)	(12,637)	—	(12,637)	(49,705)
Non-GAAP operating expenses	$464,645	$1,023	$465,668	$481,635

GAAP research and development expense	$201,774	$—	$201,774	$202,211
Stock-based compensation (1)	(26,912)	—	(26,912)	(24,798)
Other	297	—	297	479
Non-GAAP research and development expense	$175,159	$—	$175,159	$177,892

GAAP sales and marketing expense	$223,343	$1,023	$224,366	$233,237
Stock-based compensation (1)	(24,488)	—	(24,488)	(25,997)
Other	(84)	—	(84)	(524)
Non-GAAP sales and marketing expense	$198,771	$1,023	$199,794	$206,716

GAAP general and administrative expense	$130,892	$—	$130,892	$174,622
Stock-based compensation (1)	(27,327)	—	(27,327)	(27,935)
Other (4)	(12,850)	—	(12,850)	(49,660)
Non-GAAP general and administrative expense	$90,715	$—	$90,715	$97,027

(4) Includes approximately $4 million and $43 million in professional services costs associated with considering strategic alternatives for certain businesses and establishing our Automotive business as an independent reporting segment, for the three and nine months ended June 30, 2018, respectively.

© 2019 Nuance Communications, Inc. All rights reserved

Exhibit 99.2

34	2019 Third Quarter Results
Prepared Remarks
August 7, 2019

Nuance Communications, Inc.
Supplemental Financial Information - GAAP to Non-GAAP Reconciliations, continued
(in thousands)
Unaudited

	Three Months Ended June 30,			Nine Months Ended June 30,
	2019	2019	2018	2019	2019	2018
	(ASC 606)	ASC (605)	ASC (605)	(ASC 606)	ASC (605)	ASC (605)
(1) Stock-based compensation
Cost of professional services and hosting	$7,280	$7,280	$6,790	$20,093	$20,093	$20,474
Cost of product and licensing	197	197	114	593	593	492
Cost of maintenance and support	583	583	551	730	730	1,770
Research and development	10,262	10,262	8,034	26,912	26,912	24,798
Sales and marketing	7,593	7,593	8,461	24,488	24,488	25,997
General and administrative	10,017	10,017	9,549	27,327	27,327	27,935
Total	$35,932	$35,932	$33,499	$100,143	$100,143	$101,466

(2) Acquisition-related revenue
Revenues	$1,847	$1,869	$2,336	$4,985	$5,969	$11,495
Total	$1,847	$1,869	$2,336	$4,985	$5,969	$11,495

© 2019 Nuance Communications, Inc. All rights reserved

Exhibit 99.2

35	2019 Third Quarter Results
Prepared Remarks
August 7, 2019

Nuance Communications, Inc.
Supplemental Financial Information – GAAP to Non-GAAP Reconciliations, continued
(in millions)
Unaudited

	(ASC 605)								(ASC 606)

Total Revenues from Continuing Operations	Q1	Q2	Q3	Q4	FY	Q1	Q2	Q3	Q1	Q2	Q3
	2018	2018	2018	2018	2018	2019	2019	2019	2019	2019	2019
GAAP Revenues	$447.2	$466.2	$449.4	$479.4	$1,842.3	$463.6	$449.0	$458.3	$493.7	$409.6	$449.2
Adjustment	6.0	3.2	2.3	2.7	14.2	2.1	2.0	1.9	1.6	1.6	1.8
Non-GAAP Revenues	$453.2	$469.4	$451.8	$482.1	$1,856.5	$465.7	$451.0	$460.2	$495.2	$411.2	$451.0

Healthcare	Q1	Q2	Q3	Q4	FY	Q1	Q2	Q3	Q1	Q2	Q3
	2018	2018	2018	2018	2018	2019	2019	2019	2019	2019	2019
GAAP Revenues	$244.0	$260.1	$235.6	$241.2	$980.7	$243.6	$235.8	$239.4	$271.9	$204.4	$227.9
Adjustment	1.5	1.1	0.6	0.6	4.1	0.6	0.6	0.4	0.1	0.2	0.5
Non-GAAP Revenues	$245.5	$261.2	$236.2	$241.8	$984.8	$244.2	$236.4	$239.8	$272.0	$204.6	$228.4

Enterprise	Q1	Q2	Q3	Q4	FY	Q1	Q2	Q3	Q1	Q2	Q3
	2018	2018	2018	2018	2018	2019	2019	2019	2019	2019	2019
GAAP Revenues	$117.4	$111.4	$119.5	$129.7	$478.0	$129.4	$123.1	$128.5	$129.5	$115.4	$137.8
Adjustment	3.2	1.3	0.1	0.6	5.2	0.4	0.2	0.2	0.2	0.2	0.1
Non-GAAP Revenues	$120.6	$112.7	$119.6	$130.3	$483.2	$129.8	$123.3	$128.7	$129.7	$115.6	$137.9

Automotive	Q1	Q2	Q3	Q4	FY	Q1	Q2	Q3	Q1	Q2	Q3
	2018	2018	2018	2018	2018	2019	2019	2019	2019	2019	2019
GAAP Revenues	$60.6	$68.1	$72.3	$73.7	$274.7	$73.4	$72.9	$78.4	$74.0	$73.0	$71.8
Adjustment	0.9	0.9	1.5	1.5	4.7	1.2	1.2	1.2	1.2	1.2	1.2
Non-GAAP Revenues	$61.5	$69.0	$73.8	$75.2	$279.4	$74.6	$74.1	$79.6	$75.2	$74.2	$73.0

Other	Q1	Q2	Q3	Q4	FY	Q1	Q2	Q3	Q1	Q2	Q3
	2018	2018	2018	2018	2018	2019	2019	2019	2019	2019	2019
GAAP Revenues	$25.5	$26.5	$22.1	$34.7	$108.9	$17.2	$17.2	$12.1	$18.4	$16.7	$11.8
Adjustment	0.1	—	0.1	—	0.2	—	—	—	—	—	—
Non-GAAP Revenues	$25.6	$26.5	$22.2	$34.7	$109.1	$17.2	$17.2	$12.1	$18.4	$16.7	$11.8

Schedules may not add due to rounding.

© 2019 Nuance Communications, Inc. All rights reserved

Exhibit 99.2

36	2019 Third Quarter Results
Prepared Remarks
August 7, 2019

Nuance Communications, Inc.
Supplemental Financial Information - GAAP to Non-GAAP Reconciliations, continued
(in millions)
Unaudited

	(ASC 605)								(ASC 606)

	Q1	Q2	Q3	Q4	FY	Q1	Q2	Q3	Q1	Q2	Q3
	2018	2018	2018	2018	2018	2019	2019	2019	2019	2019	2019

Total segment revenues	$453.2	$469.4	$451.8	$482.1	$1,856.5	$465.7	$451.0	$460.2	$495.2	$411.2	$451.0
Acquisition-related revenue adjustments	(6.0)	(3.2)	(2.3)	(2.7)	(14.2)	(2.1)	(2.0)	(1.9)	(1.6)	(1.6)	(1.8)
Total consolidated revenues	$447.2	$466.2	$449.4	$479.4	$1,842.3	$463.6	$449.0	$458.3	$493.7	$409.6	$449.2

Total segment profit	$139.8	$146.3	$139.9	$178.2	$604.3	$163.9	$154.2	$158.1	$173.8	$118.9	$155.8
Corporate expenses and other, net	(43.6)	(63.5)	(41.1)	(47.5)	(195.7)	(35.6)	(32.4)	(36.9)	(35.6)	(32.4)	(36.9)
Acquisition-related revenues	(6.0)	(3.2)	(2.3)	(2.7)	(14.2)	(2.1)	(2.0)	(1.9)	(1.6)	(1.6)	(1.8)
Stock-based compensation	(36.2)	(31.7)	(33.5)	(41.4)	(142.9)	(34.3)	(29.9)	(35.9)	(34.3)	(29.9)	(35.9)
Amortization of intangible assets	(32.4)	(31.5)	(32.0)	(29.0)	(124.9)	(26.7)	(26.0)	(25.4)	(26.7)	(26.0)	(25.4)
Acquisition-related costs, net	(5.6)	(2.4)	(4.9)	(3.3)	(16.1)	(2.8)	(2.2)	(1.2)	(2.8)	(2.2)	(1.2)
Restructuring and other charges, net	(13.6)	(8.9)	(5.3)	(29.2)	(57.0)	(23.1)	(21.5)	(16.1)	(23.1)	(21.5)	(16.1)
Impairment of goodwill and other intangible assets	—	(137.9)	—	(33.0)	(170.9)	—	—	—	—	—	—
Other expenses, net	(34.1)	(32.4)	(31.9)	(31.4)	(129.7)	(30.9)	(27.0)	(21.4)	(30.9)	(27.0)	(21.4)
(Loss) income before income taxes	$(31.5)	$(165.1)	$(11.2)	$(39.4)	$(247.2)	$8.3	$13.2	$19.3	$18.7	$(21.7)	$17.0

Schedules may not add due to rounding.

© 2019 Nuance Communications, Inc. All rights reserved

Exhibit 99.2

37	2019 Third Quarter Results
Prepared Remarks
August 7, 2019

Nuance Communications, Inc.
Supplemental Financial Information - Segment Margin Reconciliation
(in millions)
Unaudited

	(ASC605)
($ in millions)	Q1	Q2	Q3	Q4	FY	Q1	Q2	Q3
	2018	2018	2018	2018	2018	2019	2019	2019

Healthcare

Original Segment Profit	$77.4	$87.4	$77.7	$88.9	$331.4	$93.7	$88.4	$83.6
Impact of Discontinued Operations	(1.2)	(1.1)	(1.2)	(1.2)	(4.7)	(0.8)	(0.4)	—
Revised Segment Profit	$76.2	$86.2	$76.5	$87.7	$326.7	$92.9	$88.0	$83.6
Revised Segment Margin	31%	33%	32%	36%	33%	38%	37%	35%

Enterprise

Original Segment Profit	$37.7	$25.7	$33.1	$45.9	$142.4	$41.3	$35.2	$38.3
Impact of Discontinued Operations	(0.5)	(0.4)	(0.6)	(0.5)	(1.9)	(0.2)	(0.2)	—
Revised Segment Profit	$37.3	$25.3	$32.5	$45.4	$140.5	$41.0	$35.0	$38.3
Revised Segment Margin	31%	22%	27%	35%	29%	32%	28%	30%

Automotive

Original Segment Profit	$23.2	$28.9	$28.2	$29.6	$109.9	$25.6	$25.3	$31.6
Impact of Discontinued Operations	(0.2)	(0.2)	(0.2)	(0.2)	(0.8)	(0.1)	(0.1)	—
Revised Segment Profit	$23.0	$28.7	$28.0	$29.4	$109.1	$25.5	$25.2	$31.6
Revised Segment Margin	37%	42%	38%	39%	39%	34%	34%	40%

Sub-Total Strategic

Original Segment Profit	$138.4	$141.9	$138.9	$164.4	$583.7	$160.6	$148.9	$153.4
Impact of Discontinued Operations	(1.8)	(1.7)	(1.9)	(2.0)	(7.4)	(1.1)	(0.7)	—
Revised Segment Profit	$136.5	$140.2	$137.0	$162.5	$576.2	$159.5	$148.2	$153.4
Revised Segment Margin	32%	32%	32%	36%	33%	36%	34%	34%

Other

Original Segment Profit	$3.4	$6.1	$3.1	$15.8	$28.4	$4.5	$6.1	$4.7
Impact of Discontinued Operations	(0.1)	(0.1)	(0.1)	(0.1)	(0.4)	(0.0)	(0.0)	—
Revised Segment Profit	$3.3	$6.0	$3.0	$15.7	$28.0	$4.5	$6.1	$4.7
Revised Segment Margin	13%	23%	13%	45%	26%	26%	35%	39%

Total Continuing Operations

Original Segment Profit	$141.8	$148.0	$142.0	$180.3	$612.1	$165.0	$154.9	$158.1
Impact of Discontinued Operations	(1.9)	(1.8)	(2.1)	(2.1)	(7.8)	(1.1)	(0.7)	—
Revised Segment Profit	$139.8	$146.3	$139.9	$178.2	$604.3	$163.9	$154.2	$158.1
Revised Segment Margin	31%	31%	31%	37%	33%	35%	34%	34%

Schedules may not add due to rounding.

© 2019 Nuance Communications, Inc. All rights reserved

Exhibit 99.2

38	2019 Third Quarter Results
Prepared Remarks
August 7, 2019

Nuance Communications, Inc.
Reconciliation of Supplemental Financial Information
GAAP and non-GAAP Revenue and Net Income per Share Guidance
(in thousands, except per share amounts)
Unaudited

	Three months ended September 30, 2019
	Low	High
GAAP revenue	$472,000	$492,000
Acquisition-related adjustment - revenue	1,000	1,000
Non-GAAP revenue	$473,000	$493,000

GAAP net income per share	$(0.04)	$0.02
Acquisition-related adjustment - revenue	—	—
Acquisition-related costs, net	0.01	0.01
Cost of revenue from amortization of intangible assets	0.03	0.03
Amortization of intangible assets	0.06	0.06
Non-cash stock-based compensation	0.13	0.13
Non-cash interest expense	0.04	0.04
Adjustment to income tax expense	(0.07)	(0.07)
Restructuring and other charges, net	0.07	0.07
Other	0.01	0.01
Non-GAAP net income per share	$0.24	$0.30

Shares used in computing GAAP and non-GAAP net income per share:
Weighted average common shares: basic	286,000	286,000
Weighted average common shares: diluted	293,000	293,000

© 2019 Nuance Communications, Inc. All rights reserved

Exhibit 99.2

39	2019 Third Quarter Results
Prepared Remarks
August 7, 2019

Nuance Communications, Inc.
Reconciliation of Supplemental Financial Information
GAAP and non-GAAP Revenue and Net Income per Share Guidance
(in thousands, except per share amounts)
Unaudited

	ASC 605		ASC 606
	Twelve months ended September 30, 2019		Twelve months ended September 30, 2019
	Low	High	Low	High
GAAP revenue	$1,843,000	$1,863,000	$1,794,000	$1,824,000
Acquisition-related adjustment - revenue	7,000	7,000	6,000	6,000
Non-GAAP revenue	$1,850,000	$1,870,000	$1,800,000	$1,830,000

GAAP net income per share	$0.04	$0.10	$(0.10)	$0.01
Acquisition-related adjustment - revenue	0.03	0.03	0.02	0.02
Acquisition-related costs, net	0.03	0.03	0.03	0.03
Cost of revenue from amortization of intangible assets	0.12	0.12	0.12	0.12
Amortization of intangible assets	0.23	0.23	0.23	0.23
Non-cash stock-based compensation	0.48	0.48	0.48	0.48
Non-cash interest expense	0.17	0.17	0.17	0.17
Adjustment to income tax expense	(0.29)	(0.29)	(0.26)	(0.29)
Restructuring and other charges, net	0.28	0.28	0.28	0.28
Other	0.05	0.05	0.05	0.05
Non-GAAP net income per share	$1.14	$1.20	$1.02	$1.10

Shares used in computing GAAP and non-GAAP net income per share:
Weighted average common shares: basic	286,000	286,000	286,000	286,000
Weighted average common shares: diluted	291,000	291,000	291,000	291,000

© 2019 Nuance Communications, Inc. All rights reserved